Limited Option of First Sale

     This Agreement, by and between The Thomas W. Adamson Family Limited Partnership ("Adamson"), and AEI Real Estate Fund XVIII Limited Partnership (the "AEI Partnership"), is effective as of the 21 day of March, 1997, and supercedes in its entirety that certain Limited Option of First Sale dated March 3, 1997.

                            RECITALS

Whereas, Adamson has purchased an undivided 14.1798% interest in that certain property legally described on Exhibit A attached hereto (the "Property"), as a Co-Tenant with the AEI Partnership, which as of the date hereof owns an undivided 18.0202% interest in the Property; and

Whereas, as consideration for Adamson's purchase of its interest in the Property from the AEI Partnership, the AEI Partnership has granted Adamson the Limited Option of First Sale of Adamson's interest in the Property, but only upon the limited terms set forth herein.

     Now, therefore, in Consideration of the purchase by Adamson of its undivided interest in the Property, Adamson and the AEI Partnership (in its individual capacity as a matter of contract right and not as a covenant running with the AEI Partnership's interest in the Property) agree that:

1. Freedom of Transfer. Adamson shall be free to dispose of its interest in the Property, whether according to this Agreement, or upon such terms and conditions as Adamson shall determine. However, the rights afforded Adamson hereunder are personal to Adamson, and may not be assigned and do not run with Adamson's interest in the Property. The AEI Partnership shall be free to sell or transfer all any part of its interest in the Property, provided, however, for as long as Adamson shall retain an undivided interest in the Property, the AEI Partnership will retain at least a 5% ownership interest in the Property, subject to disposition by the AEI Partnership as further set forth herein. The AEI Partnership's sale or transfer of its remaining 5% interest shall be governed by the terms hereof.

2. Limited Option of First Sale. At such time as the AEI Partnership intends to sell all or any portion of its remaining interest in the Property (provided such sale is not in connection with a Liquidation Plan (defined below)), which sale would bring the AEI Partnership's interest below an undivided 5% interest, the AEI Partnership agrees it will:

     AA. Notice of Intent to Sell. Provide Adamson with written notice of the AEI Partnership's intent to sell the AEI Partnership's remaining interest of or below 5% of the Property ("Remaining Interest"), prior to accepting any offer to sell such Remaining Interest;

     BB. Notice of Buyer's Offer. Provide Adamson with written notice ("AEI Partnership Notice") containing all of the relevant terms and conditions of the offer, including a copy of the Purchase Agreement from a buyer willing to make a valid offer for the purchase of all or a portion of the Remaining Interest held by the AEI Partnership, and a statement of the costs incurred by the AEI Partnership (including reasonable outside attorney's fees, if any) in obtaining said offer.

     C. Notice of Acceptance or Deemed Rejection. Within 10 business days of receipt of such AEI Partnership Notice, Adamson will either:
               (a) accept by written notification an assignment of such offer for themselves and sell part, or all, of its interest in the property to the buyer upon terms contained in the AEI Partnership Notice, in which event Adamson agrees to reimburse the AEI Partnership for the costs incurred by the AEI Partnership in obtaining said offer; or

               (b) reject the offer contained in the AEI
          Partnership Notice; if no written acceptance of the AEI Partnership's offer to assign its interest is received by the AEI Partnership within said ten days, Adamson will have been deemed to have rejected such offer.

     Upon Adamson's rejection of the offer, the AEI Partnership shall be free to sell all, or part, of its Remaining
     Interest in the Property to such buyer upon such terms and conditions as stated in the notice to Adamson.

     D. Termination or Survival of Limited Option. If the buyer is willing and able to acquire the entire interest owned by Adamson, and Adamson decline to sell its entire interest, then the AEI Partnership shall have no continuing obligation to provide Adamson with any further notice of an option to sell any interest in the Property. If the buyer is willing to acquire only a portion of the interest in the property owned by Adamson, then the AEI Partnership shall remain subject to the provisions hereof until released therefrom according to the terms hereof.

3. Plan of Liquidation. Notwithstanding anything herein to the contrary, the aforesaid Option to Sell shall not apply nor be binding on the AEI Partnership, if the AEI Partnership shall dispose of all of its interest in the Property according to a written plan of liquidation ("Plan of Liquidation") executed prior to the disposition of the AEI Partnership's remaining interest in the Property, said Plan of Liquidation contemplating the sale of all of the AEI Partnership's assets over a continuous period in a series of related transactions commenced with the express design to liquidate the AEI Partnership's interests in all assets, and no damages shall accrue to Adamson if in fact such liquidation occurs within a commercially reasonable time in accordance with such written Plan of Liquidation.

4.   Miscellaneous.

     A. All notices provided for herein shall be in writing and shall be deemed to have been given when delivered, personally or by registered or certified mail or nationally recognized overnight carrier, return receipt requested, postage prepaid, addressed as follows:


if to Adamson at:
          Wayne Adamson, General Partner
          1400 West Walnut
          Marion, Il.  62959
and
          Gerald Adamson
          206 Palm Avenue
          Bullhead, Az.  86430

if to AEI at:

Attention:   Robert P. Johnson, President
             AEI Fund Management XVIII, Inc.
             1300 Minnesota World Trade Center
             30 East Seventh Street
             Saint Paul, Minnesota    55101

or addressed to any such party at such address as such party shall hereinafter furnish by notice to the other parties.

     B. This Agreement shall be construed according to the laws of the State of Minnesota and the parties agree to be governed by the jurisdiction of and consent to venue of any action to enforce this agreement in the State of Minnesota or the principal place of business of Adamson or the situs of the Property, said choice of venue to be at the sole discretion of AEI.

     C. In the event it becomes necessary for either party to bring suit to enforce the terms or conditions hereof, the successful party shall have the right to recover reasonable attorney's fees and costs.



     In witness whereof, the parties have executed this Agreement effective as of the date first written above.

THE THOMAS W. ADAMSON FAMILY LIMITED PARTNERSHIP

By: /s/ Gerald E Adamson
        Its General Partner

By: /s/ Wayne K Adamson
        Its General Partner



AEI REAL ESTATE FUND XVIII LIMITED PARTNERSHIP
By:  AEI FUND MANAGEMENT XVIII, INC.
    By: /s/ Robert P Johnson
            Robert P. Johnson, President





     LEGAL DESCRIPTION

     Situated in the State of Ohio, County of Franklin, City of Columbus, being located in Section 2, Township 2, Range 18, United States Military Lands, and being part of a 43. 161 acre tract of land (Parcel No. 610-146452) conveyed to Forty-One Corporation (the Grantor), by deed of record in Official Record 15500 A-G, all references being to records in the Recorder's Office, Franklin County Ohio, and being more particularly described as follows:

     Beginning  for reference at the intersection of  North  High
     Street (US 23) and East Campus View Boulevard (80.00 feet in width) as shown in Plat Book 60, Page 26:

     thence  S  86 49' 53" E, along the centerline of  said  East
     Campus View Boulevard, a distance of 900.00 feet to a point of curvature,

     thence along the centerline of said East Campus View Boulevard, with a curve tot he left having a radius of 1350.00 feet, a chord bearing of N 89 27' 50" E, and a chord distance of 174.45 feet to the intersection with centerline of High Cross Boulevard (80.00 feet in width);

     thence S 1 53'32" E, along the centerline of said High cross
     Boulevard a distance of 74.72 feet to a point;

     thence N 88 06'28" E, a distance of 40.00 feet to an iron pin set in the easterly right of way line of said High Cross
     Boulevard, said point being the True Point of Beginning of herein described tract;

     thence along the easterly right of way line of said High Cross Boulevard, with a curve to the right, having a radius of 40.00 feet, a chord bearing of N 40 23'34" E, and a chord distance of 53.83 feet to an iron pin set in the southerly right of way line of said East Campus View Boulevard;

     thence  along the southerly right of way line of  said  East
     Campus View Boulevard and the northerly line of herein described tract, with a curve to the left, having a radius of 1390.00 feet, a chord bearing of N 82 25'24" E, and a chord distance of 12.36 feet to an iron pin set;

     thence N 82 10' 07" E, along the southerly right of way line of said East Campus View boulevard and the northerly line of herein described tract, a distance of 209.28 feet to an iron pin set at the northeasterly corner of herein described tract;

     thence s 7 49' 49" E, along the easterly line of herein described tract, a distance of 312.60 feet to an iron pin set at the southeasterly corner of herein described tract;

     thence S 82 10'11" W, along the southerly line of herein described tract, a distance of 318.01 feet to an iron pin set in the easterly right of way line of said High Cross Boulevard at the southwesterly corner of herein described tract;

     thence along the easterly right of way line of said High Cross Boulevard and the westerly line of herein described tract, with a curve to the right, having a radius of 2960.00 feet, a chord bearing of N 9 21' 59" E, and a chord distance of 10/.64 feet to an iron pin set;

     thence N 9 28'10" E, along the easterly right of way line of said High Cross Boulevard and the westerly line of herein described tract a distance of 89.24 feet to an iron pin set;

     thence along the easterly right of way line of said High Cross Boulevard and the westerly line of herein described tract, with a curve to the left, having a radius of 390.00 feet, a chord bearing at N 3 47' 19" E, and a chord distance of 77.21 feet to an iron pin set;

     thence N 53' 32" W, along the easterly right of way line of said High Cross Boulevard and the westerly line of herein described tract a distance of 106/36 feet to the True Point of Beginning containing 2,005 acres, more or less, and subject to any rights of way, easements, and restrictions of record.

     The Basis of Bearing in this description is the centerline of East Campus View Boulevard, being S 86 49' 53" E, as shown in Plat Book 61, Page 79, Recorder's Office, Franklin
     County, Ohio.